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                                                                    EXHIBIT 99.2

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS
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Public & Investor Relations, Corporate & Marketing Communications



FOR:      SIMON WORLDWIDE, INC.
CONTACT:  Chris Lehane or Mark Fabiani at 202-549-5911

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               SIMON MARKETING, INC. ANNOUNCES WORKFORCE REDUCTION

                                      - - -

     SIMON WORLDWIDE SUBSIDIARY ELIMINATES 94 JOBS IN EFFORT TO REDUCE COSTS

LOS ANGELES, CA - SEPTEMBER 21, 2001--Simon Marketing, Inc., a wholly-owned subsidiary of SIMON WORLDWIDE, INC. (NASDAQ:SWWI), today announced that it has eliminated 94 jobs in an effort to reduce operating costs in the wake of the recent loss of several significant clients.

The Company noted that the downsizing impacted employees at all of Simon Marketing's U.S. offices. Simon made clear that it remained open for business.

"Moving forward, we are reviewing all of our options and will continue to make decisions that are in the company's best interest," said Allan I. Brown, Chief Executive Officer of Simon Worldwide. "The downsizing of Simon Marketing's operations will enable us to significantly reduce overhead without diminishing our core competencies or compromising our ability to service existing clients," he added.

The downsizing brings the number of Simon Marketing U.S. employees from 236 to 142.

ABOUT SIMON WORLDWIDE, INC.:
         Simon Worldwide is a diversified marketing and promotion agency with offices throughout North America, Europe, and Asia. The company has worked with some of the largest and best-known brands in the world and has been involved with some of the most successful consumer promotional campaigns in history. Through its wholly owned subsidiary, Simon Marketing, Inc., the company provides promotional agency services and integrated marketing solutions including loyalty marketing, strategic and calendar planning, game design and execution, premium development and production management. The company was founded in 1976.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). THESE STATEMENTS INCLUDE STATEMENTS REGARDING INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCES AND INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE DISCUSSED IN EXHIBIT 99.1 TO THE COMPANY'S SECOND QUARTER 2001 REPORT ON FORM 10-Q. REFERENCE TO THIS CAUTIONARY STATEMENT OR EXHIBIT 99.1 IN THE CONTEXT OF A FORWARD-LOOKING STATEMENT OR STATEMENTS SHALL BE DEEMED TO BE A STATEMENT THAT ANY ONE OR MORE OF THESE FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENT OR STATEMENTS.

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